UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2025

BigCommerce Holdings, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-39423	46-2707656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11305 Four Points Drive

Building II, Suite 100

Austin, Texas 78726

(Address of principal executive offices, including zip code)

(512) 865-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series 1 Common Stock, $ 0.0001 par value per share	BIGC	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

□ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 1.01 Entry into a Material definitive Agreement.

In connection with the restructuring and the execution of an early lease termination clause by BigCommerce Holdings, Inc. (the “Company”) with respect to the Company’s corporate headquarters previously announced on November 7, 2024, a wholly owned subsidiary of the Company entered into a sublease agreement (the “Sublease”) with Expedia, Inc., a Washington Corporation (the “Sublessor”), for approximately 65,000 square feet of office space located at 11901 Alterra Parkway, Domain 11, Austin, Texas 78758 (the “Premises”), effective January 3, 2025. The Company plans to relocate its Austin headquarters, which is the Company’s principal executive office, to the Premises. The net rent under the Sublease is approximately $8.3 million over the 6-year term of the Sublease. The Company is responsible for additional expenses, including taxes, and is required to provide a cash security deposit to the Sublessor in the amount of approximately $0.3 million.

Subject to certain customary conditions, the term of the Sublease is expected to commence on October 1, 2025 (the “Commencement Date”), and expires on the earlier of January 31, 2031, or two months prior to such earlier date as the Master Lease (as defined in the Sublease) may otherwise expire or terminate.

The Sublease contains customary provisions allowing the Sublessor to terminate the Sublease if the Company fails to remedy a default of any of its obligations under the Sublease within specified periods or upon the bankruptcy or insolvency of the Company.

The foregoing summary is qualified in its entirety by reference to the Sublease, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit.

Exhibit No.	Description
10.1	Sublease dated January 3, 2025.
104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BigCommerce Holdings, Inc.

Date:	January 10, 2025	By:	/s/ Chuck Cassidy
Chuck Cassidy, General Counsel